Exhibit 5.1

Maxeon Solar Technologies, Ltd.

38 Beach Road

#23-11 South Beach Tower Singapore 189767

Attention: The Board of Directors

SENDER'S REF	RECIPIENT'S REF	DATE	PAGE
HCH/TMH/352308/04 Dear Sirs,	-	17 September 2025	1/7

MAXEON SOLAR TECHNOLOGIES, LTD. (THE "COMPANY") –

AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN OF THE COMPANY

1.
Introduction

We have been requested by the Company to issue this legal opinion in connection with the registration statement on Form S-8 (the "Registration Statement") filed on or about the date hereof with the U.S. Securities and Exchange Commission, under the U.S. Securities Act 1933, as amended (the "Securities Act").

2.
Documents

(a)
In rendering this opinion, we have examined the following documents in relation to the Company, but only to the extent necessary for the purposes of rendering this opinion:

(i)
a copy of the Constitution of the Company;

(ii)
the certificate confirming incorporation of the Company ("Certificate Confirming Incorporation");

(iii)
results of the following electronic searches of public record through BizFile, being the business service portal of the Accounting and Corporate Regulatory Authority ("ACRA"), and the relevant computerized search facilities of eLitigation provided by CrimsonLogic Pte Ltd (collectively, the "Services", and the searches below, the "Searches":

1.
instant information (company) search ("ACRA Search") of the Company (as at the date stated in the table below);

2.
a copy of the Certificate of Good Standing of the Company as extracted from Bizfile ("Certificate of Good Standing") (as at the date stated in the table below);

3.
companies winding-up (including judicial management) searches at the Supreme Court of Singapore ("Winding-up Searches") on the Company for the years 2023 to 2025 (up to the date stated in the table below);

4.
cause book searches in the Supreme Court and State Courts of Singapore ("Cause Book Searches") on the Company for the years 2023 to 2025 (up to the date stated in the table below);

in each case, conducted on the dates as set out below:

	Search	Search on the Company as of

(a)	ACRA Search	17 September 2025

(b)	Certificate of Good Standing	17 September 2025

(c)	Winding-Up Searches	29 February 2024 for the year 2023

17 September 2025 for the years 2024 and 2025

(d)	Cause Book Searches	29 February 2024 for the year 2023

17 September 2025 for the years 2024 and 2025

The Cause Book Searches include the following search modules (A) in respect of the Supreme Court of Singapore: (i) Appeal Cases – Court of Appeal, District Court Appeal, Appeal from District Judge in Chambers – Order 55C (CJTA), Appeal from District Judge – Order 55D (CJTB), Appeal from DJ/Magistrate in Chambers – Order 55C (RAS); (ii) Civil Cases – Originating Summons, Originating Petitions, Originating Motions, Writ Of Summons, Originating Summons for Protection from Harassment Act; (iii) Enforcement – Writ of Possession, Writ of Seizure and Sale, Writ of Delivery, Writ of Distress; (iv) Insolvency (including Judicial Management) – Companies Winding Up, Originating Summons, Originating Petitions, Originating Motions; and (v) Power Of Attorney, and (B) in respect of the State Courts of Singapore: (i) Appeal Cases – District Court Appeal, Appeal from District Judge in Chambers – Order 55C (CJTA), Appeal from DJ/Magistrate in Chambers – Order 55C (RAS), Appeal from District Judge – Order 55D (CJTB); (ii) Civil Cases – Writ of Summons for District Court, Writ of Summons for Magistrate Court, Originating Summons, Originating Summons for Protection from Harassment Act; and (iii) Enforcement – Writ of Possession, Writ of Seizure and Sale, Writ of Delivery, Writ of Distress;

(iv)
a copy of the draft Registration Statement to be filed;

(v)
a copy of the Maxeon Solar Technologies, Ltd. Amended and Restated 2020 Omnibus Incentive Plan (amended and restated by the Company effective on 15 September 2025) (the "Amended and Restated Plan");

(vi)
a copy of the resolutions in writing of the board of directors of the Company (the "Board") dated 17 September 2025 in relation to the filing the Registration Statement;

(vii)
a copy of the resolutions in writing of the compensation committee of the Board (the "Compensation Committee") dated 17 September 2025 in relation to the Amended and Restated Plan;

(viii)
a copy of the charter of the Compensation Committee (the "Charter") dated 26 August 2020 (as revised with effect from 28 January 2021 and further revised with effect from 22 May 2025);

(ix)
a copy of the resolutions in writing of the Board dated 22 May 2025 in relation to the amendment to the Charter;

(x)
a copy of the resolutions in writing of the Compensation Committee dated 30 April 2025 in relation to the amendment to the Charter;

(xi)
a copy of the minutes of the annual general meeting of the Company dated 29 August 2025; and

(xii)
such other documents as we have considered necessary or desirable to examine in order that we may render this opinion,

(collectively, the "Reviewed Documents").

(b)
Other than the Reviewed Documents, which are necessary and which we have reviewed for the purpose of this opinion, we have not reviewed any other document or carried out any other enquiries or investigation for the purposes of giving this opinion. Our opinion herein is accordingly subject to there not being anything contained in any document not reviewed by us or any information not disclosed to us that may, if so reviewed by or disclosed to us, require us to vary or amend this opinion or make any further inquiry or investigation which would, in our judgement, be necessary or appropriate, for the purposes of expressing the opinions set forth herein.

3.
Scope

This opinion relates only to the laws of general application in Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Reviewed Documents, we have assumed due compliance with all matters concerning the laws of all other relevant jurisdictions (other than Singapore). In particular:

(a)
we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organization, or on any taxation laws of any jurisdiction (including Singapore), (ii) that the future or continued performance of a party's obligations or the consummation of the transactions contemplated by the Reviewed Documents and/or the Share Issuance (as hereinafter defined) will not contravene Singapore law, its application or interpretation if altered in the future, and (iii) with regard to the effect of any systems of law (other than Singapore law) even in cases where, under Singapore law, any foreign law should be applied, and we therefore assume that any applicable law (other than Singapore law) would not affect or qualify the opinions as set out below; and

(b)
this opinion speaks as of the date hereof, no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after this date, which may, affect this opinion in any respect.

4.
Assumptions

For the purpose of this opinion, we have assumed (without making any investigation) the following:

(a)
that each of the Reviewed Documents is (i) legal, valid, binding and enforceable in accordance with their respective terms for all purposes under all relevant laws, other than the laws of Singapore, (ii) is in full force and effect and save where expressly brought to our attention, has not been terminated or amended, and (iii) has been unconditionally delivered by each of the parties thereto and is not subject to any escrow or other similar arrangement and each of the parties thereto has executed the Reviewed Documents in his or its own capacity and not as trustee or agent;

(b)
the execution and delivery by each of the parties to the Reviewed Documents and the performance of his or its obligations thereunder do not contravene (i) any provision of the laws or public policy of any jurisdiction outside Singapore, (ii) any provision of the constitutive documents of any of the parties (if a corporation and other than the Company), (iii) any of the agreements binding on him or it or any of his or its assets (other than the Company) or (iv) any judgement, order or decree of any governmental authority or court outside Singapore having jurisdiction over him or it or any of his or its assets and no consent, approval, authorization or order of or qualification with any governmental authority outside Singapore is required for the performance by any of the parties of their respective obligations under the Reviewed Documents;

(c)
the genuineness of any description, identity, legal capacity and authority of any signatory on the Reviewed Documents and the authenticity of all seals, chops and signatures and of any duty stamp or marking, the completeness and conformity to original instruments of all copies submitted to us and that any document submitted to us is true and complete, up to date and continues in full force and effect;

(d)
all signatures on the copies of the executed documents reviewed by us which were applied by electronic means satisfy the requirements set out in the Electronic Transactions Act 2010 of Singapore for the valid and proper use of electronic signatures in contracts and transactions;

(e)
that the directors' resolutions referred to in the Reviewed Documents above remain in full force and effect and have not been revoked, rescinded or varied as at the date of this opinion and that all signatures of the persons named in each of the resolutions in writing are authentic and genuine, and such resolutions where required to be filed with ACRA have been duly filed; no other resolution or other action has been taken that may affect the validity of such resolutions and the interests of each director required to be disclosed and the exercise of powers by such interested directors, in each case pursuant to applicable laws and the Constitution of the Company were duly disclosed and observed; neither the Company nor any of its respective officers or employees has any notice of any matter which would affect the validity and regularity of such resolutions;

(f)
that the copies of the Constitution and Certificate Confirming Incorporation of the Company, submitted to us for examination are true, complete and up-to-date copies;

(g)
the correctness of all facts made or implied in each of the documents referred to herein (including the Reviewed Documents);

(h)
each director and the company secretary of the Company has properly performed his or her duties (including but not limited to fiduciary duties to the Company) and in passing the resolutions referred to in the Reviewed Documents, the directors had acted in good faith and, having regard to all relevant matters, reasonably and honestly believed that the liability to be assumed by the Company pursuant to the execution and performance of each of the Reviewed Documents would be in the commercial interests and for the commercial benefit of the Company (as the case may be) and all provisions under the Company's Constitution and the Companies Act 1967 of Singapore, relating to the declaration of directors' interests or the power of interested directors to vote were duly observed. Furthermore, that no interest of any shareholders of the Company was prejudiced as a result of any previous proceedings of the Company;

(i)
none of the directors of the Company have been disqualified or restrained from acting as directors of a company under the Companies Act and none of them have done any act which may lead to their office being vacated under the Constitution of the Company;

(j)
each party to the Reviewed Documents (other than the Company to the extent stated in our opinion) has or will obtain at the appropriate time and will maintain in force all approvals and authorizations required in connection with his or its entry into, and performance of his or its obligations under the Reviewed Documents;

(k)
the performance of each obligation under the Reviewed Documents (where applicable) is not illegal out of Singapore in which that obligation is to be performed;

(l)
there have been no changes in the circumstances of the Company since the dates of our review of the Reviewed Documents and the Searches;

(m)
the information disclosed in the ACRA Search and Certificate of Good Standing:

(i)
is true and complete and reveals all matters which are capable of being revealed and are required to be notified to ACRA notwithstanding such matters may not in fact have been so notified or that any time limit for any such notification has not yet expired;

(ii)
has not since been materially altered; and

(iii)
does not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the search.

It should be noted that the ACRA Search is not capable of revealing whether or not a winding- up petition has been presented. Notice of winding-up order or resolution passed or receiver or judicial manager or liquidator appointed may not be filed at ACRA immediately;

(n)
the information disclosed in the Winding-Up Searches and the Cause Book Searches, is true and complete and that such information has not since been materially altered and that such searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public file or was not disclosed at the time of the search. It should be noted that the Winding-Up Searches and the Cause Book Searches are not capable of revealing (i) any proceedings outside of Singapore; or (ii) any arbitration proceedings whether in Singapore or outside of Singapore;

(o)
that the Company has not passed a voluntary winding-up resolution or resolution to appoint a liquidator, no application has been presented to, application made to or order made for the bankruptcy, winding-up, dissolution, receivership or judicial management of the Company and no receiver, judicial manager or similar officer has been appointed in relation to the Company or any of its assets, which were not revealed in the searches referred to in paragraph 2(a) and that no other similar process in any other jurisdiction is taking place in relation to the Company;

(p)
all consents, approvals, permits, licenses, exemptions, waivers or orders required from and all lodgement, filing, notification, recording or registration with any governmental or regulatory body or agency outside Singapore and all stamping requirements in or out of Singapore in connection with the execution, delivery, performance, legality, validity and enforceability of each of the Reviewed Documents, have been or will be duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

(q)
the parties to the Reviewed Documents are not, and will not be, engaging in, nor is any such party aware of, misleading or unconscionable or improper conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of any of the Reviewed Documents which might render any of the Reviewed Documents or any relevant transaction or associated activity illegal, void or voidable, irregular or invalid;

(r)
except for what appears in the Reviewed Documents, there are no dealings between the parties that affect the Reviewed Documents (as the case may be); and

(s)
there are no provisions of the laws of any jurisdiction outside Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been and will be complied with.

The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this opinion). No assumption specified above is limited by reference to any other assumption.

5.
Opinion

Based on the documents set out in paragraph 2(a) and subject to applicable laws and the assumptions and qualifications herein, we are of the opinion that the increase in an additional 1,484,079 ordinary shares in the capital of the Company ("Ordinary Shares") to be issued under the Amended and Restated Plan have been duly authorised by the Company for issuance and subscription in accordance with the laws of Singapore or the Constitution of the Company (as the case may be) and when issued and delivered by the Company pursuant to the provisions of the Amended and Restated Plan and the Constitution against payment of the issue price of such Ordinary Shares (if required), will be validly issued and fully paid.

6.
Qualifications

Our opinion above is subject to the following qualifications:

(a)
our opinion that an obligation or document is "valid" and "legally binding" means that the obligation or document is of a type and form which the courts in Singapore will generally enforce. It is not to be taken as meaning that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular, but without limitation:

(i)
the validity of an agreement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or on account of illegality, fraud, duress, unconscionable conduct or mistake or are overridden by considerations of public policy; and

(ii)
a court may set aside a contract against a party on the application of that party if that party entered into that contract as a result of fraud, duress or unconscionable conduct on the part of another party;

(b)
any provisions in the Reviewed Documents which states that amendments to the document, or waivers of any provisions thereof or defaults thereunder are only effective if made in writing and signed by certain parties may not be given effect by the court of Singapore; for example, a court of Singapore may hold that a term of a document may be amended orally by all the parties, or implied by course of conduct;

(c)
any provisions providing for the severance of any provision which is illegal, invalid or unenforceable may not be binding under the laws of Singapore as it depends on the nature of the illegality, invalidity or unenforceability in question which issue would be determined by the courts in Singapore at their discretion;

(d)
we neither give nor imply any opinion as to any tax consequences of any transactions contemplated by the Share Issuance; and

(e)
except as may be expressly described herein, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our serving as counsel in giving this opinion.

7.
Our opinion is limited to the matters expressly stated herein.

8.
We hereby consent to the filing of our opinion as Exhibit 5.1 to the Registration Statement; however, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is addressed to the Company solely for its own benefit and, except as provided in this paragraph, is not to be (i) transmitted or used for any other purpose,

(ii) quoted or referred to in any public document or filed with any government or regulatory agency or stock or other exchange or any other person, or (iii) disclosed to any other person, without our express prior written consent unless you are required to do so by any law, regulation or any governmental or competent regulatory authority or to produce a copy in court or arbitration proceedings relating to the Amended and Restated Plan.

Yours faithfully

Rajah & Tann Singapore LLP